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                                                                     EXHIBIT 5.1

                                  COX & SMITH
                            I N C O R P O R A T E D
                            ATTORNEYS    COUNSELORS

                             112 East Pecan Street
                                   Suite 1800
                         San Antonio, Texas 78205-1521
                                 (210) 554-5500
                               Fax (210) 226-8395

Writer's Direct Number
(210) 554-5257

                                                              December 28, 1995

Kinetic Concepts, Inc.
8023 Vantage Drive
San Antonio, Texas 78230

          Re: Registration Statement No. 33-63957 on Form S-3 filed by Kinetic Concepts, Inc.

Dear Sirs:

     We have acted as counsel for Kinetic Concepts, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 33-63957 on Form S-3 (the "Registration Statement"), of an aggregate of 8,185,849 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company.

     We have examined and are familiar with originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinion hereinafter set forth. In expressing our opinion as to the valid issuance of shares of the Common Stock, we express no opinion as to compliance with federal and state securities laws.

     Based upon the foregoing, it is our opinion that the shares of Common Stock of the Company to be sold as described in the Registration Statement have been duly and validly authorized and issued and, when so sold and when delivered to the Underwriters in accordance with the Underwriting Agreement described in the Registration Statement, will be validly issued, fully paid and nonassessable.
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                                  Cox & Smith
                            I N C O R P O R A T E D
                            ATTORNEYS    COUNSELORS

December 28, 1995
Page 2

     We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issue and sale of the Common Stock of the Company (including specifically the reference contained under the caption "Legal Matters") and to the use of this opinion as an exhibit to the Registration Statement.

                                      Yours very truly,

                                      COX & SMITH INCORPORATED


                                      By: /s/ STEPHEN D. SEIDEL
                                          ---------------------
                                          Stephen D. Seidel
                                          For the Firm

SDS/Irk/0108123.01